Exhibit 99.1

KVA12123 Clears Additional Cohorts in Monotherapy and in Combination Therapy Arms in the Phase 1/2 VISTA-101 Clinical Trial; Initial Clinical Response Data Reported

Partial response and stable disease reported in combination cohort, and durable stable disease observed in monotherapy cohorts

No dose limiting toxicities observed at any dose level

Cleared fifth of six monotherapy cohorts and second of four combination cohorts

Kineta is actively exploring strategic alternatives to maximize value for all stakeholders

SEATTLE — (March 12, 2024) Kineta, Inc. (Nasdaq: KA), a clinical-stage biotechnology company focused on the development of novel immunotherapies in oncology that address cancer immune resistance, announced today an update on its ongoing VISTA-101 Phase 1/2 clinical trial evaluating KVA12123 as monotherapy and in combination with Merck’s anti-PD therapy, KEYTRUDA® (pembrolizumab) in patients with advanced solid tumors. KVA12123 cleared the fifth of six monotherapy dose levels and the second of four cohorts in combination with pembrolizumab. KVA12123 was well tolerated with no dose limiting toxicities (DLT) or cytokine related adverse events at any dose level.

Monotherapy Dose Escalation (3 – 300 mg KVA12123 Q2W)

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Of 21 patients enrolled, 12 received at least one baseline and one follow up scan
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Best overall response (BOR) in 9 of 12 patients with at least one follow-up scan is stable disease with a mean duration of 15 weeks
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One patient with non-small cell lung cancer that failed 6 prior lines of therapy, including checkpoint inhibitor (CPI) therapy, has experienced stable disease lasting 28 weeks
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Nine participants remain on-treatment

Combination Therapy Dose Escalation (30-100 mg KVA12123 Q2W, 400 mg pembrolizumab Q6W)

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Of 9 patients enrolled, 3 received at least one baseline and one follow-up scan
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BOR in 2 of 3 patients with at least one follow up scan is:
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Stable disease in 1 CPI-failure renal cell carcinoma patient with a 24% reduction in target lesions

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Partial Response in 1 patient with a PD-L1 negative mucoepidermoid carcinoma and a 54% reduction in target lesions and a complete response in non-target lesions
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Eight patients remain on-treatment

Biomarkers

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Dose-dependent induction of on-target pro-inflammatory cytokines and chemokines
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Dose-dependent increases in non-classical monocytes, CD4+ and CD8+ T cells, and NK cells

Safety

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No DLTs observed in any patient at any dose level
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No evidence of cytokine release syndrome in any patient at any dose level

“We are pleased with the progress of the study, the initial clinical response data, and the durability of patient benefit emerging from the study. We continue to be encouraged by the safety profile of KVA12123, supporting advancement to higher doses,” said Thierry Guillaudeux, Ph.D., Chief Scientific Officer of Kineta. “KVA12123 has a best-in-class potential that may offer patients a novel approach to address immunosuppression in the tumor microenvironment to better manage solid tumor cancers.”

The Company recently announced its restructuring and that it is pursuing strategic alternatives to maximize shareholder value due to certain investors indicating they will not fulfill their April 2024 funding obligation in a private placement financing. As a result, the Company has suspended new patient enrollment into the Phase 1/2 VISTA-101 trial and will not be recruiting patients into either the sixth cohort in the monotherapy arm or the third cohort in the combination therapy arm. Patients currently enrolled in the trial will be permitted to continue to participate.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

About Kineta

Kineta (Nasdaq: KA) is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. The company’s immuno-oncology pipeline includes KVA12123, a novel VISTA blocking immunotherapy currently in a Phase 1/2 clinical trial in patients with advanced solid tumors, and a preclinical monoclonal antibody targeting CD27. For more information on Kineta, please visit www.kinetabio.com, and follow Kineta on X (Twitter), LinkedIn and Facebook.

KVA12123 is a VISTA blocking immunotherapy in development as a twice weekly monoclonal antibody infusion drug being evaluated in a Phase 1/2 clinical trial for patients with advanced solid tumors. Competitive therapies targeting VISTA have demonstrated either poor monotherapy anti-tumor activity in preclinical models or induction of cytokine release syndrome (CRS) in human clinical trials. Through the combination of unique epitope binding and an optimized IgG1 Fc region, KVA12123 demonstrates strong monotherapy tumor growth inhibition in preclinical models without evidence of CRS in clinical trial participants. KVA12123 has been shown to de-risk the VISTA target and provides a novel approach to address immune suppression in the TME with a mechanism of action that is differentiated and complementary with T cell focused therapies. KVA12123 may be an effective immunotherapy for many types of cancer including non-small cell lung (NSCLC), colorectal, renal cell carcinoma, head and neck, and ovarian cancer.

VISTA (V-domain Ig suppressor of T cell activation) is a negative immune checkpoint that suppresses T cell function in a variety of solid tumors. High VISTA expression in tumor correlates with poor survival in cancer patients and has been associated with a lack of response to other immune checkpoint inhibitors. Blocking VISTA induces an efficient polyfunctional immune response to address immunosuppression and drives anti-tumor responses.

Cautionary Statements Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to exploring strategic alternatives that may include sale of assets of the company, a sale of the company, a merger or other strategic action. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Kineta’s current beliefs, expectations and assumptions regarding the future of Kineta’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: Kineta’s ability to successfully initiate and complete clinical trials; the difficulty in predicting the time and cost of development of Kineta’s product candidates; Kineta’s plans to research, develop and commercialize its current and future product candidates, including, but not limited to, KVA12123; the timing and anticipated results of Kineta’s planned pre-clinical studies and clinical trials and the risk that the results of Kineta’s pre-clinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials; the timing of the availability of data from Kineta’s clinical trials; the timing of any planned investigational new drug application or new drug application; the risk of cessation or delay of any ongoing or planned clinical trials of Kineta or its collaborators; the clinical utility, potential benefits and market acceptance of Kineta’s product candidates; Kineta’s commercialization, marketing and manufacturing capabilities and strategy; developments and projections relating to Kineta’s competitors and its industry; the impact of government laws and regulations; the timing and outcome of Kineta’s planned interactions with regulatory authorities; Kineta’s ability to protect its intellectual property position; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; availability of suitable third parties with which to conduct contemplated strategic transactions; whether Kineta will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; whether Kineta’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital requirements; and those risks set forth under the caption “Risk Factors” in the company’s most recent Annual Report on Form 10-K filed with the SEC on March 31, 2023, and Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2023, August 11, 2023 and November 3, 2023, as well as discussions of potential risks, uncertainties and other important factors in Kineta’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, Kineta undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

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